CERTIFICATE OF AMENDMENT OF

                                       CERTIFICATE OF INCORPORATION OF

                                      PIONEER COMMERCIAL FUNDING CORP.

                              Under Section 805 of the Business Corporation Law
                                          of the State of New York


Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York, the undersigned M. Albert Nissim and David W. Sass, the President and Secretary, respectively, of Pioneer Commercial Funding Corp. (the "Company"), hereby certify that:

1. The original name of the Company is PCF ACQUISITION CORP.

2. The amended name of the Company is Pioneer Commercial Funding Corp.

3. The Certificate of Incorporation of the Company was filed by the Secretary of State of New York on March 8, 1994.

4. The Certificate of Incorporation, as heretofore amended, is further amended in accordance with Section 805(a)(4) to (a) change the 5,542,272 issued shares of Common Stock, par value $.01 per share (the "Common Stock"), to 2,771,136 issued shares of Common Stock, to reflect a two (2) shares for one (1) share Reverse Stock Split with all reclassified shares resulting in fractional shares to be rounded up; and (b) change the 14,457,728 unissued shares of Common Stock to 17,228,864 shares of unissued Common Stock.

5. The foregoing amendment of the Certificate of Incorporation herein certified was authorized by vote of the Board of Directors, and was thereafter duly adopted by vote of a majority of the shares of Common Stock cast in favor thereof at an annual meeting of the shareholders held on June 29, 1999 at which a quorum was present and acting throughout.

6. Paragraph FOURTH a) of the Certificate of Incorporation relating to the total authorized shares of capital stock which the Corporation is authorized to issued after the foregoing amendments shall remain unchanged, as follows:



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"FOURTH a) The Corporation shall be authorized to issue the following shares:

   Class                     Number of Shares                    Par Value
   COMMON                       20,000,000                        $.01"

IN WITNESS WHEREOF, this Certificate has been subscribed this ____ day of June, 1999 by M. Albert Nissim and David W. Sass, the President and Secretary, respectively, of the Company, who affirm that the statements made herein are true under the penalties of perjury.


                               PIONEER COMMERCIAL FUNDING CORP.

                               By:/s/   M. Albert Nissim, President

                               By: /s/  David W. Sass, Secretary